Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Boyd Gaming Corporation on Form S-8 of our report dated February 29, 2008 relating to the financial statements of Marina District Development Company, LLC and subsidiary appearing in the Annual Report on Form 10-K of Boyd Gaming Corporation and subsidiaries for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

October 3, 2008